Exhibit 10.1

Fabrinet USA, Inc.

3736 Fallon Road, #428

Dublin, CA 94568

October 31, 2016

Hong Hou

[Address]

Re:	Amendment to the Letter Agreement dated November 5, 2015

Dear Hong,

Effective the date you sign this letter, this letter agreement (“Letter”) between you and Fabrinet USA, Inc. (“FUSA”) modifies certain provisions of your earlier letter agreement with FUSA dated November 5, 2015 (the “Agreement”), as provided herein.

The Agreement, as a Vesting Acceleration Benefit, provides in relevant part as follows:

“… in the event your employment is terminated: 1) by FUSA without “good cause” (as defined in the Agreement) or 2) by you for “good reason” (as defined in the Agreement), you will … (c) become 100% vested immediately prior to your termination date in any outstanding stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or other equity based awards granted to you by FUSA, which have not previously fully vested …”

Notwithstanding these terms in your Agreement, the above described Vesting Acceleration Benefit shall apply only to those Equity Awards that were granted to you prior to August 2016 and, in all cases, shall not apply to any Equity Awards granted to you on or after August 1, 2016; provided, however, that the Vesting Acceleration Benefit shall remain applicable to the Equity Award of restricted stock units that was approved in August 2016 by the Compensation Committee of the Board of Directors of Fabrinet (the “Committee”) to be granted to you under Fabrinet’s 2010 Performance Incentive Plan pursuant to Fabrinet’s Fiscal 2016 Long-Term Equity Plan as a result of the Committee’s determination that the applicable fiscal year 2016 performance criteria had been achieved.

Except as modified by this Letter, the Agreement remains in full force and effect.

Please sign and return one copy of this Letter to me no later than November 1, 2016, to acknowledge your agreement to the amendment of your Agreement in accordance with this Letter.

This Letter will be governed by the laws of the State of California, with the exception of its conflict of laws provision.

Sincerely,

Fabrinet USA, Inc.

/s/ Colin R. Campbell
Colin R. Campbell
General Counsel

ACKNOWLEDGED AND AGREED:

/s/ Hong Hou
Hong Hou

Date: 10/31/2016